SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                         of the Securities Act of 1934

          Date of Report (Date of earliest event reported): May 8, 2006


                        EL CAPITAN PRECIOUS METALS, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                         333-56262              88-0482413
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)


                       14301 North 87th Street, Suite 216
                            Scottsdale, Arizona 85260
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (480) 607-7093
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      At a meeting on May 5, 2006, the Board of Directors of El Capitan Precious Metals, Inc. (the "Company") approved the appointment of Mr. Gordon Ellis to the Company's Board of Directors, which he accepted effective May 8th, 2006. Since 1979, Mr. Ellis, age 59, has owned and managed ABE Industries, Inc., a private consulting and management company with experience in resource exploration and development of mining properties. Since July 1988, Mr. Ellis has served as Chairman of International Absorbants, Inc. (AMEX: IAX), which, along with its wholly-owned subsidiary, Absorption Corp., is engaged in the development, manufacturing and marketing of wood fiber products. Mr. Ellis was the founder of International Absorbants, and has also served as its President and CEO since
1996 and as a director since 1985. Mr. Ellis also serves as a director of Absorption Corp. In 1989, Mr. Ellis was involved in the formation of Alternative Materials Technology, a California-based company operating in the field of polymer chemistry and coatings technology, and worked with the company until its sale in 2003. Mr. Ellis is a professional Geophysicist with a Masters Degree in Business Administration and International Finance from the University of British Columbia.

Item 9.01.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits.

            None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EL CAPITAN PRECIOUS METALS, INC.


Date: May 12, 2006                     /s/ Stephen J. Antol
                                       --------------------------------
                                       Stephen J. Antol
                                       Chief Financial Officer